Exhibit 1.01

Brooks Automation, Inc.
Conflict Minerals Report
For the Year Ended December 31, 2017

Introduction

Brooks Automation, Inc., also referred to as “Brooks”, “we”, “our”, and “us” is a leading worldwide provider of automation and cryogenic solutions for multiple markets including semiconductor manufacturing and life sciences. Our technologies, engineering competencies and global service capabilities provide customers speed to market and ensure high uptime and rapid response, which equate to superior value in our customers' mission-critical controlled environments.

This Conflict Minerals Report (“CMR”) for the year ended December 31, 2017 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule imposes certain reporting obligations on U.S. Securities and Exchange Commission (“SEC”) issuers whose manufactured products contain certain minerals which are necessary to the functionality or production of their products. These minerals are cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten (“3TG” or “Conflict Minerals”). The Rule focuses on 3TG emanating from the Democratic Republic of the Congo (“DRC”) region and nine adjoining countries (together, the “Covered Countries”). If an issuer has reason to believe that any of the Conflict Minerals in their supply chain may have originated in the Covered Countries, or if they are unable to determine the country of origin of those Conflict Minerals, then the issuer must exercise due diligence on the Conflict Minerals’ source and chain of custody and submit a CMR to the SEC that includes a description of those due diligence measures.

This CMR relates to the process undertaken for Brooks products that were manufactured, or contracted to be manufactured, during calendar year 2017 and that contain Conflict Minerals.

Executive Summary

Brooks performed a Reasonable Country of Origin Inquiry (RCOI) on suppliers believed to provide Brooks with materials or components containing 3TGs necessary to the manufacturing of Brooks’ products. Brooks’ suppliers identified 316 valid smelters and refineries (“smelters”). Of these 316 smelters,  Brooks identified 42 as sourcing (or there was a reason to believe they may be sourcing) from the DRC or adjoining countries (collectively called the ‘Covered Countries’). Brooks’ due diligence review indicated that 37 of these smelters have been audited and are conformant to the Reasonable Minerals Assurance Process (“RMAP”). The remaining 5 smelters were subject to Brooks’ risk mitigation process according to the OECD Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High-Risk Areas (OECD Due Diligence Guidance).

Company Management Systems

Brooks established strong management systems according to Step 1 of the OECD Due Diligence Guidance. Brooks’ systems included

•	Step 1A - Adopt, and clearly communicate to suppliers and the public, a company policy for the supply chain of minerals originating from conflict-affected and high-risk areas.
•	Implemented a conflict minerals policy
•	Policy made publicly available
•	http://www.brooks.com/company/about-brooks/~/media/Files/Sustainability/Brooks_Policy_Conflict_Minerals.pdf
•	Policy communicated directly to suppliers as part of RCOI process

•	Step 1B - Structure internal management to support supply chain due diligence
•	Maintained an internal cross functional team to support supply chain due diligence
•	Appointed a member of the senior staff with the necessary competence, knowledge, and experience to oversee supply chain due diligence
•	Applied the resources necessary to support the operation and monitoring of these processes including internal resources and external consulting support.
•	Step 1C - Establish a system of transparency, information collection and control over the supply chain
•

Implemented a process to collect required supplier and smelter RCOI and due diligence data. Full details on the supply chain data gathering are included in the RCOI and due diligence sections of this Report.

•	Step 1D - Strengthen company engagement with suppliers
•	Directly engaged suppliers during RCOI process.
•	Reviewed supplier responses as part of RCOI process.
•	Added conflict minerals compliance to new supplier contracts and Brooks’ supplier code of conduct.
•	Implemented a plan to improve the quantity and quality of supplier and smelter responses year over year.
•	Step 1E - Establish a company and/or mine level grievance mechanism.
•	Recognized the RMAP’s three audit protocols for gold, tin/tantalum, and tungsten as valid sources of smelter or mine level grievances.
•	Brooks’ ethics violations reporting system allows employees to voice confidentially without any fear of retribution, any concerns with the violations of the Brooks’ conflict minerals policy

Reasonable Country of Origin Inquiry (RCOI)

Brooks designed its RCOI process in accordance with Step 2A and 2B of the OECD Due Diligence Guidance. Brooks’ RCOI process involved two stages:

•	Stage 1 - Supplier RCOI (Step 2A of the OECD Due Diligence Guidance)
•	Stage 2 - Smelter RCOI (Step 2B of the OECD Due Diligence Guidance)

Supplier RCOI

Brooks designed its supplier RCOI process to identify, to the best of Brooks’ efforts, the smelters in Brooks’ supply chain in accordance with Step 2A of the OECD Due Diligence Guidance. Brooks’ supplier RCOI process for the 2017 reporting period included the following

•	Developing a list of suppliers providing 3TG containing components to Brooks.
•	Contacting each supplier and requesting the industry standard Conflict Minerals Reporting Template (“CMRT”) including smelter information.
•	Reviewing supplier responses for accuracy and completeness.
•	Amalgamating supplier provided smelters into a single unique list of smelters meeting the definition of a smelter under one of three industry recognized audit protocols.
•	Reviewing the final smelter list (and compared it to industry peers) to determine if Brooks identified reasonably all of the smelters in their supply chain.

For the 2017 reporting period, Brooks’ RCOI process was executed by Claigan Environmental Inc. (“Claigan”).

Brooks’ suppliers identified 316 smelters in their supply chain. The specific list of smelters is included in the Smelter and Refineries section at the end of this report.

Smelter RCOI

Due to the overlap between supplier RCOI and smelter due diligence, the smelter RCOI process is summarized in the due diligence section of this report.

Due Diligence

Brooks’ Due Diligence Process was designed in accordance with the applicable sections of Steps 2, 3, and 4 of the OECD Due Diligence Guidance.

Smelter RCOI and Due Diligence

Brooks’ smelter RCOI and due diligence process were designed to

•	Identify the scope of the risk assessment of the mineral supply chain (OECD Step 2B).
•	Assess whether the smelters/refiners have carried out all elements of due diligence for responsible supply chains of minerals from conflict-affected and high-risk areas (OECD Step 2C).
•	Where necessary, carry out, including through participation in industry-driven programs, joint spot checks at the mineral smelter/refiner’s own facilities (OECD Step 2D).

Brooks’ smelter RCOI and Due Diligence Process included the following -

•	For each smelter identified in Brooks’ supply chain
•	Brooks attempted direct engagement with the smelter to determine whether or not the smelter sources from the DRC or surrounding countries
•

For smelters that declared directly (e.g. email correspondence, publicly available conflict minerals policy, or information available on their website) or through their relevant industry association that they did not source from the DRC or surrounding countries, and were not conformant to the RMAP,  Brooks reviewed publicly available information to determine if there was any contrary evidence to the smelter’s declaration. The sources reviewed included

•	Public internet search (Google) of the facility in combination with each of the Covered Countries
•	Review of specific NGO publications. NGO publications reviewed included
•	Enough Project
•	Global Witness
•	Southern Africa Resource Watch
•	Radio Okapi
•	The most recent UN Group of Experts report on the DRC
•

For smelters that did not respond to direct engagement, Brooks reviewed publicly available sources to determine if there was any reason to believe that the smelter may have sourced from the Covered Countries during the reporting period.

•	Brooks reviewed the same sources as those used to compare against smelter sourcing declarations.
•

For high risk smelters (smelters that are sourcing from or there is reason to believe they may be sourcing from the Covered Countries) and are not conformant to the RMAP,  Brooks communicates the risk to a designated member of senior management (OECD Step 3A) and conducts risk mitigation on the smelter according to OECD Step 3B.

For the 2017 reporting period, Brooks’ smelter RCOI and Due Diligence process was executed by Claigan Environmental Inc. (Claigan).

Brooks’ suppliers identified 316 smelters.  Brooks identified 42 smelters that source, or there is a reason to believe they may source, from the Covered Countries.

Brooks determined that 37 of these 42 smelters have been audited and are conformant to the RMAP. Brooks conducted risk mitigation on the remaining 5 smelters.

Risk Mitigation

Brooks conducted risk mitigation on 5 smelters that were not conformant to the RMAP. Brooks’ risk mitigation was designed in accordance with Step 3B of the OECD Due Diligence Guidance and was reported to the Senior Vice President and General Counsel, in accordance with Step 3A of the OECD Due Diligence Guidance. Brooks’ risk mitigation process included the following -

•	Additional due diligence to determine if there was any reason to believe the applicable smelter directly or indirectly finance or benefit armed groups in the DRC or adjoining countries.
•	Verifying with internal stakeholders and relevant suppliers whether 3TGs from the applicable smelter were actually in Brooks’ supply chain in the 2017 reporting period.
•	Direct engagement with the high-risk smelter to verify risk and to encourage the smelter to become conflict free.

Risk mitigation was required for  5 smelters verified by suppliers likely to be in Brooks’ supply chain.

Gold Refinery – United Arab Emirates

In 2016 this smelter seemed to be making positive steps and suggested they were open to becoming RMAP conformant. Little progress has been made since then. Until this smelter takes serious action and formally commits to becoming RMAP conformant, they will be considered a risk in our supply chain. Brooks is continuing to work with its suppliers who source from this smelter to adequately address the removal of this smelter from its supply chain.

Gold Refinery – Belgium

In 2017 this smelter was listed as RMAP Active, meaning that they had made a firm commitment to becoming RMAP conformant. By the end of 2017, they were removed from the active list and do not appear on the conformant list. Given this situation, this smelter is a risk in our supply chain. Brooks is continuing to work with its suppliers who source from this smelter to adequately address the removal of this smelter from its supply chain.

Gold Refinery – Sudan

This gold smelter in Sudan has so far not made any commitment to becoming RMAP conformant. Brooks is continuing to work with its suppliers who source from this smelter to adequately address the removal of this smelter from its supply chain.

Gold Refinery – Zambia

This gold smelter in Zambia has so far not made any commitment to becoming RMAP conformant. Brooks is continuing to work with its suppliers who source from this smelter to adequately address the removal of this smelter from its supply chain.

Gold Refinery - Zimbabwe

This gold smelter in Zimbabwe has so far not made any commitment to becoming RMAP conformant. Brooks is continuing to work with its suppliers who source from this smelter to adequately address the removal of this smelter from its supply chain.

Improvement Plan

Brooks is taking and will continue to take the following steps to improve the due diligence conducted to further mitigate risk that the necessary conflict minerals in Brooks’ products could directly or indirectly benefit or finance armed groups in the Covered Countries:

a.	Including a conflict minerals clause in all new and renewing supplier contracts.
b.	Continuing to drive our suppliers to obtain current, accurate, and complete information about the smelters in their supply chain.
c.	Engaging smelters sourcing from the Covered Countries to be audited and certified to a protocol recognized by the RMAP.
d.	Follow up in 2018 on smelters requiring risk mitigation, but not removal from Brooks’ supply chain.

Smelters and Refineries

Below are the smelters reported to Brooks’ as likely in Brooks’ supply chain in the 2017 reporting period.

Metal	Smelter	CID
Gold	Abington Reldan Metals, LLC	CID002708
Gold	Advanced Chemical Company	CID000015
Gold	Aida Chemical Industries Co., Ltd.	CID000019
Gold	Al Etihad Gold Refinery DMCC	CID002560
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041
Gold	AngloGold Ashanti Córrego do Sítio Mineração	CID000058
Gold	Argor-Heraeus S.A.	CID000077
Gold	Asahi Pretec Corp.	CID000082
Gold	Asahi Refining Canada Ltd.	CID000924
Gold	Asahi Refining USA Inc.	CID000920
Gold	Asaka Riken Co., Ltd.	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103
Gold	AU Traders and Refiners	CID002850
Gold	Aurubis AG	CID000113
Gold	Bangalore Refinery	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128
Gold	Boliden AB	CID000157
Gold	C. Hafner GmbH + Co. KG	CID000176
Gold	Caridad	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CID000185
Gold	Cendres + Métaux S.A.	CID000189
Gold	Chimet S.p.A.	CID000233
Gold	Chugai Mining	CID000264
Gold	Daejin Indus Co., Ltd.	CID000328
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867
Gold	DODUCO Contacts and Refining GmbH	CID000362

Gold	Dowa	CID000401
Gold	DSC (Do Sung Corporation)	CID000359
Gold	Eco-System Recycling Co., Ltd.	CID000425
Gold	Emirates Gold DMCC	CID002561
Gold	Fidelity Printers and Refiners Ltd.	CID002515
Gold	Geib Refining Corporation	CID002459
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909
Gold	Guangdong Jinding Gold Limited	CID002312
Gold	Gujarat Gold Centre	CID002852
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671
Gold	HeeSung Metal Ltd.	CID000689
Gold	Heimerle + Meule GmbH	CID000694
Gold	Henan Yuguang Gold & Lead Co., Ltd.	NA
Gold	Heraeus Metals Hong Kong Ltd.	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767
Gold	HwaSeong CJ Co., Ltd.	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807
Gold	Istanbul Gold Refinery	CID000814
Gold	Italpreziosi	CID002765
Gold	Japan Mint	CID000823
Gold	Jiangxi Copper Co., Ltd.	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927
Gold	JSC Uralelectromed	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937
Gold	Kaloti Precious Metals	CID002563
Gold	Kazakhmys Smelting LLC	CID000956
Gold	Kazzinc	CID000957
Gold	Kennecott Utah Copper LLC	CID000969
Gold	KGHM Polska Miedź Spółka Akcyjna	CID002511
Gold	Kojima Chemicals Co., Ltd.	CID000981
Gold	Korea Zinc Co., Ltd.	CID002605
Gold	Kyrgyzaltyn JSC	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865
Gold	L'azurde Company For Jewelry	CID001032
Gold	L'Orfebre S.A.	CID002762
Gold	Lingbao Gold Co., Ltd.	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058
Gold	LS-NIKKO Copper Inc.	CID001078
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093
Gold	Marsam Metals	CID002606
Gold	Materion	CID001113
Gold	Matsuda Sangyo Co., Ltd.	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147
Gold	Metalor Technologies S.A.	CID001153
Gold	Metalor USA Refining Corporation	CID001157
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	CID001161

Gold	Mitsubishi Materials Corporation	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509
Gold	Modeltech Sdn Bhd	CID002857
Gold	Morris and Watson	CID002282
Gold	Morris and Watson Gold Coast	CID002866
Gold	Moscow Special Alloys Processing Plant	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	CID001220
Gold	Navoi Mining and Metallurgical Combinat	CID001236
Gold	Nihon Material Co., Ltd.	CID001259
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326
Gold	OJSC Novosibirsk Refinery	CID000493
Gold	PAMP S.A.	CID001352
Gold	Pease & Curren	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362
Gold	Planta Recuperadora de Metales SpA	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	CID001397
Gold	PX Précinox S.A.	CID001498
Gold	Rand Refinery (Pty) Ltd.	CID001512
Gold	Refinery of Seemine Gold Co., Ltd.	CID000522
Gold	Remondis Argentia B.V.	CID002582
Gold	Republic Metals Corporation	CID002510
Gold	Royal Canadian Mint	CID001534
Gold	SAAMP	CID002761
Gold	Sabin Metal Corp.	CID001546
Gold	Safimet S.p.A	CID002973
Gold	SAFINA A.S.	CID002290
Gold	Sai Refinery	CID002853
Gold	Samduck Precious Metals	CID001555
Gold	SAMWON Metals Corp.	CID001562
Gold	SAXONIA Edelmetalle GmbH	CID002777
Gold	Schone Edelmetaal B.V.	CID001573
Gold	SEMPSA Joyería Platería S.A.	CID001585
Gold	Shandong Humon Smelting Co., Ltd.	NA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	NA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736
Gold	Singway Technology Co., Ltd.	CID002516
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756
Gold	Solar Applied Materials Technology Corp.	CID001761
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153
Gold	Sudan Gold Refinery	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798
Gold	SungEel HiMetal Co., Ltd.	CID002918
Gold	Super Dragon Technology Co., Ltd.	NA
Gold	T.C.A S.p.A	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916
Gold	Tokuriki Honten Co., Ltd.	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947
Gold	Tony Goetz NV	CID002587
Gold	TOO Tau-Ken-Altyn	CID002615
Gold	Torecom	CID001955
Gold	Umicore Brasil Ltda.	CID001977
Gold	Umicore Precious Metals Thailand	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980
Gold	United Precious Metal Refining, Inc.	CID001993
Gold	Universal Precious Metals Refining Zambia	CID002854
Gold	Valcambi S.A.	CID002003
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030
Gold	WIELAND Edelmetalle GmbH	CID002778
Gold	Yamakin Co., Ltd.	CID002100
Gold	Yokohama Metal Co., Ltd.	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	CID000197
Gold	Zhongkuang Gold Industry Co., Ltd.	NA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224
Tantalum	Asaka Riken Co., Ltd.	CID000092
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211
Tantalum	D Block Metals, LLC	CID002504
Tantalum	Exotech Inc.	CID000456
Tantalum	F&X Electro-Materials Ltd.	CID000460
Tantalum	FIR Metals & Resource Ltd.	CID002505
Tantalum	Global Advanced Metals Aizu	CID002558
Tantalum	Global Advanced Metals Boyertown	CID002557
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616
Tantalum	H.C. Starck Co., Ltd.	CID002544
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547
Tantalum	H.C. Starck Inc.	CID002548
Tantalum	H.C. Starck Ltd.	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	CID002550
Tantalum	H.C. Starck Tantalum and Niobium GmbH	CID002545
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CID002842
Tantalum	Jiujiang Janny New Material Co., Ltd.	CID003191
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506
Tantalum	KEMET Blue Metals	CID002539
Tantalum	KEMET Blue Powder	CID002568
Tantalum	LSM Brasil S.A.	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163
Tantalum	Mineração Taboca S.A.	CID001175
Tantalum	Mitsui Mining & Smelting	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277
Tantalum	NPM Silmet AS	CID001200
Tantalum	Power Resources Ltd.	CID002847
Tantalum	QuantumClean	CID001508

Tantalum	Resind Indústria e Comércio Ltda.	CID002707
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522
Tantalum	Solikamsk Magnesium Works OAO	CID001769
Tantalum	Taki Chemicals	CID001869
Tantalum	Telex Metals	CID001891
Tantalum	Ulba Metallurgical Plant JSC	CID001969
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CID002307
Tin	Alpha	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228
Tin	China Tin Group Co., Ltd.	CID001070
Tin	CV Ayi Jaya	CID002570
Tin	CV Dua Sekawan	CID002592
Tin	CV Gita Pesona	CID000306
Tin	CV Tiga Sekawan	CID002593
Tin	CV United Smelting	CID000315
Tin	CV Venus Inti Perkasa	CID002455
Tin	Dowa	CID000402
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572
Tin	EM Vinto	CID000438
Tin	Estanho de Rondônia S.A.	CID000448
Tin	Fenix Metals	CID000468
Tin	Gejiu Fengming Metallurgy Chemical Plant	CID002848
Tin	Gejiu Jinye Mineral Company	CID002859
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CID002849
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844
Tin	Huichang Jinshunda Tin Co., Ltd.	CID000760
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CID000244
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468
Tin	Malaysia Smelting Corporation (MSC)	CID001105
Tin	Melt Metais e Ligas S.A.	CID002500
Tin	Metallic Resources, Inc.	CID001142
Tin	Metallo Belgium N.V.	CID002773
Tin	Metallo Spain S.L.U.	CID002774
Tin	Mineração Taboca S.A.	CID001173
Tin	Minsur	CID001182
Tin	Mitsubishi Materials Corporation	CID001191
Tin	Modeltech Sdn Bhd	CID002858
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CID001231
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	CID002517
Tin	Operaciones Metalurgical S.A.	CID001337
Tin	PT Aries Kencana Sejahtera	CID000309

Tin	PT Artha Cipta Langgeng	CID001399
Tin	PT ATD Makmur Mandiri Jaya	CID002503
Tin	PT Babel Inti Perkasa	CID001402
Tin	PT Bangka Prima Tin	CID002776
Tin	PT Bangka Tin Industry	CID001419
Tin	PT Belitung Industri Sejahtera	CID001421
Tin	PT Bukit Timah	CID001428
Tin	PT DS Jaya Abadi	CID001434
Tin	PT Eunindo Usaha Mandiri	CID001438
Tin	PT Inti Stania Prima	CID002530
Tin	PT Karimun Mining	CID001448
Tin	PT Kijang Jaya Mandiri	CID002829
Tin	PT Lautan Harmonis Sejahtera	CID002870
Tin	PT Menara Cipta Mulia	CID002835
Tin	PT Mitra Stania Prima	CID001453
Tin	PT Panca Mega Persada	CID001457
Tin	PT Premium Tin Indonesia	CID000313
Tin	PT Prima Timah Utama	CID001458
Tin	PT Refined Bangka Tin	CID001460
Tin	PT Sariwiguna Binasentosa	CID001463
Tin	PT Stanindo Inti Perkasa	CID001468
Tin	PT Sukses Inti Makmur	CID002816
Tin	PT Sumber Jaya Indah	CID001471
Tin	PT Timah (Persero) Tbk Kundur	CID001477
Tin	PT Timah (Persero) Tbk Mentok	CID001482
Tin	PT Tinindo Inter Nusa	CID001490
Tin	PT Tommy Utama	CID001493
Tin	Resind Indústria e Comércio Ltda.	CID002706
Tin	Rui Da Hung	CID001539
Tin	Soft Metais Ltda.	CID001758
Tin	Super Ligas	CID002756
Tin	Thaisarco	CID001898
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574
Tin	White Solder Metalurgia e Mineração Ltda.	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158
Tin	Yunnan Tin Company Limited	CID002180
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004
Tungsten	ACL Metais Eireli	CID002833
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CID002645
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CID002536
Tungsten	Global Tungsten & Powders Corp.	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218
Tungsten	H.C. Starck Smelting GmbH & Co. KG	CID002542
Tungsten	H.C. Starck Tungsten GmbH	CID002541
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CID003182
Tungsten	Hydrometallurg, JSC	CID002649
Tungsten	Japan New Metals Co., Ltd.	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CID002647
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CID002535
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316
Tungsten	Kennametal Fallon	CID000966
Tungsten	Kennametal Huntsville	CID000105
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd	NA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319
Tungsten	Moliren Ltd.	CID002845
Tungsten	Niagara Refining LLC	CID002589
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID002543
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CID002815
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889
Tungsten	Unecha Refractory Metals Plant	CID002724
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	CID002011
Tungsten	Wolfram Bergbau und Hütten AG	CID002044
Tungsten	Woltech Korea Co., Ltd.	CID002843
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095

Forty-two of the smelters above declared to be sourcing or there was reason to believe are sourcing from the Covered Countries. Under the SEC Final Rule, the requirement is to identify whether or not a smelter is sourcing from the Covered Countries; there is no requirement to identify the specific covered country by the smelter. Given the limitation on the specificity of the smelters’ disclosures, the identified Covered Countries are The Democratic Republic of the Congo, Rwanda, Burundi, Uganda, and Tanzania.